UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 21, 2023

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(833) 658-1799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2023, Bright Green Corporation, a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor and existing stockholder of the Company (an “Investor”) for the sale by the Company of (i) 3,684,210 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase up to an aggregate of 3,684,210 shares of Common Stock (the “Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”), in a private placement offering (the “Private Placement”). The combined purchase price of one Share and accompanying Warrant was $0.95.

Subject to certain ownership limitations, the Warrants are exercisable immediately after issuance at an exercise price equal to $0.95 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants have a term of five years from the date of issuance.

The Private Placement closed on May 24, 2023. The Company received gross proceeds of approximately $3.5 million before deducting transaction related fees and expenses payable by the Company. The Company intends to use the net proceeds for strategic investments, greenhouse operations, repayment of certain indebtedness and working capital and general corporate purposes.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, whereby, among other things, the Company agreed to file a resale registration statement on Form S-3 (or other appropriate and available form) within fifteen calendar days of the date of the Purchase Agreement, (the “Registration Statement”) with the Securities and Exchange Commission covering the Shares and the Warrant Shares (issuable upon exercise of the Warrants), and to cause the Registration Statement to become effective by the sixtieth calendar day following the date of the Purchase Agreement.

The Shares, Warrants, and Warrant Shares were or will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of the Private Placement, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

EF Hutton, division of Benchmark Investments, LLC acted as the placement agent in connection with the Private Placement (“Hutton”). Pursuant to the Placement Agency Agreement entered into between the Company and Hutton on May 21, 2023 (the “Placement Agency Agreement”), Hutton was paid a commission equal to 7.5% of the gross proceeds received by the Company in the Private Placement. The Company also reimbursed Hutton $50,000 for out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel. Pursuant to the Placement Agency Agreement, Hutton received a right of first refusal to act as a sole investment banker, sole book-runner, and/or sole placement agent, at Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings, through October 31, 2023. The Placement Agency Agreement also contains indemnity and other customary provisions for transactions of this nature.

Following the closing of the Private Placement, the exercise price of an aggregate of 9,323,810 warrants issued by the Company to certain institutional and accredited investors in September 2022 was adjusted from $1.05 per share to $0.95 per share.

The forms of the Purchase Agreement, Registration Rights Agreement, Placement Agency Agreement, and Warrant are filed hereto as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On May 22, 2023, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 24, 2023, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1#	Securities Purchase Agreement dated May 21, 2023, by and between the Company and the purchasers thereto
10.2	Registration Rights Agreement dated May 24, 2023, by and between the Company and the purchasers thereto
10.3	Placement Agency Agreement dated May 21, 2023 by and between the Company and EF Hutton, division of Benchmark Investments, LLC
99.1	Press Release dated May 22, 2023
99.2	Press Release dated May 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2023	Bright Green Corporation

	By:	/s/ Seamus McAuley
Seamus McAuley
Chief Executive Officer